EXHIBIT 99.1

Audit Committee Charter

Adopted on September 26, 2014

Purpose. The purpose of the Audit Committee (the “Committee”) of GelTech Solutions, Inc. (the “Company”) is to:

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oversee the Company’s accounting and financial reporting processes, internal systems of control and audits of the Company’s consolidated financial statements.

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oversee the Company’s relationship with its independent auditors (the “Auditors”), including appointing or changing the Auditors and ensuring their independence.

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provide oversight regarding significant financial matters.

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oversee compliance with legal and regulatory requirements.

Appointment and Membership Requirements. The Committee will comply with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market. The Committee shall be made up of at least three members of the Board of Directors (the “Board”) appointed by the Board. Each member shall have been determined by the Board to be “independent” for purposes of audit committee membership in accordance with applicable listing standards of NASDAQ and under the rules and regulations of the SEC. Each member of the Committee must meet the financial literacy requirements of NASDAQ and at least one member shall be an “audit committee financial expert” as such term is defined under applicable SEC rules. The Board will make all determinations regarding the satisfaction of all membership requirements described in this paragraph. The Committee can appoint a chair of the Committee, unless a chair is appointed by the Board.

Responsibilities. The following list includes the Committee’s main recurring processes in carrying out its responsibilities. This list is intended as a guide, with the understanding that the Committee can supplement it as appropriate, consistent with the requirements of the SEC and NASDAQ.

1.

Communication. The Committee must maintain free and open communication with the Auditors and management.

2.

Hiring and Selection of the Auditors. The Committee will directly appoint, retain and compensate the Auditors. The Auditors will report directly to the Committee.

3.

Approval of Audit and Non-Audit Services. The Committee is responsible for overseeing services provided by the Auditors, including establishing a policy to decide what services will be performed and the approval requirements for these services. The Committee will approve, in advance, any and all permissible non-audit services, and require the provision of any such non-audit services be disclosed in periodic reports filed by the Company as required under SEC rules and regulations.

4.

Auditor Independence. The Committee is responsible for making sure it reviews at least annually a formal written statement explaining all relationships between the Auditors and the Company and any subsidiaries, consistent with the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditors’ communications with the Committee concerning independence. The Committee will maintain an active dialogue with the Auditors, covering any disclosed relationships or services that may impact their objectivity and independence. The Committee will review all proposed hires by the Company or its subsidiaries of management level or higher individuals formerly employed by the Auditors. The Committee will take, or recommend to the Board that it take, appropriate actions to oversee the independence of the Auditors.

5.

Oversight of Auditors; Audit Plan. The Committee will be responsible for the Company’s relationship with the Auditors. The Committee will discuss with the Auditors and management the overall scope and plans for the audits and other financial reviews. The Committee will oversee the rotation of the audit partners of the Auditors as required by the Sarbanes-Oxley Act and the rules of the SEC. The Committee will be responsible for reviewing and resolving any disagreements between management and the Auditors regarding financial controls or financial reporting.

6.

Auditor Reports and Difficulties in Audit. The Committee will review any reports of the Auditors mandated by Section 10A of the Securities Exchange Act of 1934 and obtain from the Auditors any information with respect to illegal acts in accordance with Section 10A. The Committee will also discuss with the Auditors and then disclose those matters whose disclosure is required by SAS 61 (or any successor provision), including any difficulties the Auditors encountered in the course of the audit work, any restrictions on the scope of the Auditors’ activities or on their access to requested information, and any significant disagreements with management.

7.

Risks. The Committee will (i) inquire of management and the Auditors about significant risks or exposures facing the Company (ii) assess the steps management has taken or proposes to take to minimize such risks to the Company and (iii) periodically review compliance with such steps.

8.

Internal Controls. The Committee will discuss with management and the Auditors the design, implementation, adequacy and effectiveness of the Company’s internal controls. The Committee will also meet separately with the Auditors, with and without management present, to discuss the results of their examinations. The Committee will provide oversight over the system of internal controls, relying upon management’s and the Auditors’ representations and assessments of, and recommendations regarding, these controls. The Committee will review any required disclosures regarding the Company’s internal controls. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

9.

Financial Statements. The Committee will review and discuss the annual audited financial statements and quarterly financial statements with management and the Auditors, including the disclosures made in management’s discussion and analysis. The Committee will be responsible for making a recommendation to the Board as to whether the annual audited financial statements should be included in the Company’s Form 10-K.

10.

Proxy Report. The Committee will prepare any report required to be prepared by it for inclusion in any proxy statement under SEC rules and regulations.

11.

Earnings Announcements. The Committee will review and discuss with management The Company’s quarterly earnings announcements and other public announcements regarding results of operations.

12.

Critical Accounting Policies. The Committee will obtain, review and discuss reports from the Auditors about: (i) all critical accounting policies and practices which the Company will use, and the qualities of those policies and practices; (ii) all alternative treatments of financial information within generally accepted accounting principles that the Auditors have discussed with management, the ramifications of the use of these alternative disclosures and treatments, the treatment preferred by the independent auditors and the reasons for favoring that treatment; and (iii) other material written communications between the Auditors and management, such as any management letter or schedule of unadjusted differences.

13.

CEO and CFO Certifications. The Committee will review the CEO and CFO disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

14.

Related Party Transactions. The Committee will review and approve all related party transactions as described under SEC rules and regulations.

15.

Complaints. The Committee will have responsibility for establishment and oversight of processes and procedures for (a) the receipt, retention and treatment of complaints about accounting, internal accounting controls or audit matters and (b) confidential and anonymous submissions by employees concerning questionable accounting, auditing and internal control matters.

16.

Ability to Investigate; Retention of Advisors. The Committee has the power to investigate any matter brought to its attention, with full access to all of the Company’s books, records, facilities and employees. The Committee also has the power to retain independent counsel or other experts and advisors, and will have funding sufficient for this purpose and the power to use such funding to compensate its counsel, experts and advisors.

17.

Review of Code of Ethics. The Committee will review the Company’s Code of Ethics and review the Company’s compliance therewith.

18.

Review of Charter. The Committee will review and reassess the adequacy of this charter at least once a year.

19.

Self-Evaluate. The Committee will conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this charter.

20.

Legal Matters. On at least an annual basis, the Committee will review with the Company’s counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

21.

Second Opinion. Discuss with management any second opinions sought from an accounting firm other than the Auditors, including the substance and reasons for seeking any such opinion.

It is NOT the Committee’s responsibility to prepare and certify the Company’s financial statements, to guarantee the independent auditors’ report, or to guarantee other disclosures by the Company. These are the fundamental responsibilities of management and the Auditors.

Meetings and Minutes. The Committee shall meet at least on a quarterly basis to discuss with management the annual audited financial statements and quarterly financial statements. The Committee will submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each committee meeting with, the Board.